Press Release

Auriga Laboratories Completes Reverse Merger with Multi-Link Telecommunications

VERO BEACH, Fla.--(BUSINESS WIRE)--May 17, 2006--Auriga Laboratories, Inc., a specialty pharmaceutical company and marketer of the Extendryl® family of products, announced today the completion of a reverse merger with Multi-Link Telecommunications, Inc. ("Multi-Link") (OTCBB: MLNK - News), a public shell company traded on the Over-the-Counter Bulletin Board under the ticker symbol, "MLNK." Keating Securities, LLC acted as financial advisor to Multi-Link in the reverse merger.

Pursuant to the terms of the Merger Agreement, Multi-Link acquired all of the outstanding shares of Common Stock of Auriga for shares of Multi-Link Series A Convertible Preferred Stock. In exchange for the Auriga Common Stock, Multi-Link issued to the stockholders of Auriga 1,000,042 shares of Preferred Stock which will be convertible into 494,977,491 shares of Multi-Link Common Stock.

On an as converted basis, Auriga stockholders own the equivalent of 494,977,491 shares of Multi-Link's Common Stock, and current Multi-Link stockholders owned 37,215,913 shares of Multi-Link's Common Stock. Upon conversion of the Preferred Stock, the Auriga stockholders will own approximately 93% of the effective total of 532,193,404 outstanding shares of Multi-Link's Common Stock, and the current Multi-Link stockholders will own approximately 7% of the total outstanding shares of Multi-Link's Common Stock.

The ownership interests of the Auriga stockholders and the current Multi-Link stockholders will be subject to dilution upon exercise, if any, of the outstanding Auriga options and warrants that were assumed by Multi-Link in connection with the Merger. Accordingly, upon conversion of the Preferred Stock, the holders of Auriga's Common Stock, options and warrants will own approximately 95% of Multi-Link's Common Stock on a fully diluted basis, and the current Multi-Link stockholders will own approximately 5% of the Multi-Link's Common Stock on a fully diluted basis.

"We're very pleased to announce the launch of the next generation of Auriga activity at this crucial stage in our development," said Philip Pesin, Chief Executive Officer of the Company. "We believe we've laid the groundwork for continued progress and success as a major emerging player in the global pharmaceuticals industry, and we look forward to further executing our strategic plan to develop products of exceptional clinical quality, while meeting the highest standards of business practices in our industry."

About Keating Investments, LLC and Keating Securities, LLC

Founded in 1997, Keating Investments, LLC is the parent company of Keating Securities, LLC, a Denver-based broker-dealer and NASD member that provides a turnkey solution to private companies going public through a reverse merger. Keating Investments, LLC is also the Managing Member of KI Equity Partners I, LLC, formerly the controlling shareholder of Multi-Link.

About Auriga Laboratories, Inc.

Auriga is a specialty pharmaceutical company with stand-alone sales, marketing, and development capabilities. Auriga currently markets the Extendryl® family of products with approximately a 40-person sales force. Auriga has an exclusive license to the Extendryl® product line. Currently there are 7 separate products that fall under Extendryl®. This product line is indicated for treatment and relief of cough, cold and allergy symptoms. These products offer different combinations of antihistamines, expectorants, decongestants, anticholinergics, and anti-tussive that are designed to provide symptomatic relief for several patient types in the acute respiratory disease area. Auriga plans to become a fully integrated pharmaceutical company by acquiring its own manufacturing and development capabilities. Moving forward, the Company will seek to acquire and/or in-license additional products and technologies to further grow revenues. For more information, please visit: www.aurigalabs.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:
Trilogy Capital Partners, Inc.
A.J. Cervantes, 800-330-1860 (Financial Communications)
aj@trilogycapital.com

Source: Auriga Laboratories, Inc.